U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

SEPTEMBER 21, 2011

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mesa Laboratories, Inc., a supplier of instruments and consumables for manufacturing quality control applications, on September 21, 2011, announced the appointment of Mr. Michael Tranmer as Executive Vice President of Biological Indicator Operations.

Mr. Tranmer joined the Company in November 2010 as Vice President of Biological Indicator Operations in a non-executive role. Prior to joining the Company, Mr. Tranmer served as Vice President of Operations of American Title, Inc. from 2009 to 2010.  Before American Title, Mr. Tranmer was with Pfizer, Inc. for 16 years serving in various operations related management positions and with Smithkline Beecham Animal Health for five years. Mr. Tranmer holds BS degrees in Agricultural Economics and Animal Science and a MS degree in Veterinary Science from the University of Nebraska in Lincoln, NE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC. (Issuer)

DATED: September 27, 2011	BY:	/s/ John J. Sullivan
John J. Sullivan, Ph.D. Chief Executive Officer, Treasurer and Chairman